Exhibit 99.3

James River Announces Director Appointment
PEMBROKE, Bermuda, July 9, 2024 -- James River Group Holdings, Ltd. (“James River” or the “Company”) (NASDAQ: JRVR) today announced that Christine LaSala has been appointed to its Board of Directors (the “Board”) as an independent, non-executive member, effective immediately. With the appointment of Ms. LaSala, the Board has increased its size from seven to eight directors. Ms. LaSala was appointed to the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee.
“I am thrilled to welcome Christine to our Board,” said Frank D’Orazio, the Company’s Chief Executive Officer. “She has deep knowledge of the specialty property and casualty insurance industry and extremely valuable corporate governance expertise.” Chairman Ollie L. Sherman, Jr., added, “We are fortunate to be adding an independent director with Christine’s wealth of experience to the Board as we continue to carefully evaluate opportunities as part of our strategic review.”
Ms. LaSala has over 45 years of management, client leadership and financial experience in the insurance industry in underwriting and insurance broking roles. She currently serves as a director of Sedgwick, a leading provider of claims management, loss adjusting and technology-enabled risk, benefit and business solutions. She served as a director of Beazley plc for eight years, including in a variety of board leadership roles such as Interim Chair, prior to stepping down in April 2024. Ms. LaSala retired as Chair of Willis Towers Watson North America in 2016. Prior to joining Willis in early 2014, she served for 10 years as the President and CEO of the WTC Captive Insurance Company, a U.S. government-funded, not-for-profit corporation providing liability insurance to the City of New York and over 100 private contractors. Prior to her service to the WTC Captive Insurance Company, Ms. LaSala had a long and successful career at Johnson & Higgins, where she was the firm’s only woman partner and, among other roles, served as President of Johnson & Higgins New York, providing broking advice and consultation to many of the firm’s largest clients.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the uncertainty regarding the outcome and timing of our exploration of strategic alternatives, and the impacts that it may have on our business. Additional information about this risk and uncertainty, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company. Visit James River Group Holdings, Ltd. on the web at www.jrvrgroup.com.
For more information contact:
Brett Shirreffs
SVP, Finance, Investments and Investor Relations
(919) 980-0524
Investors@jrvrgroup.com